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SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☒        Definitive Proxy Statement

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☐        Soliciting Material Pursuant to Section 240.14a-12

WASTE SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the registrant)

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1122 INTERNATIONAL BLVD., SUITE 601
BURLINGTON, ONTARIO, CANADA L7L 3Z8

December 3, 2004

Dear Stockholder:

        Enclosed is a notice of meeting and management proxy statement for our annual meeting to be held at the Holiday Inn, Halton Room West, 2525 Wyecroft Road, Oakville, Ontario, Canada on Wednesday, December 29, 2004 at 10:00 a.m. (Toronto time).

        The meeting has been called for the following purposes:

(1)
to elect two (2) directors, each to serve until the 2007 annual meeting of stockholders; and

(2)
to transact such further and other business as may properly come before the meeting or any adjournment thereof.

        The above matters are further described in the accompanying proxy statement.

        The financial statements included with this mailing are for the fiscal year ended December 31, 2003. Completion of our migration transaction on July 31, 2004 resulted in significant changes to our organization, all of which will be reflected in the material for our 2005 annual meeting. We intend to hold our 2005 annual meeting promptly after our 2004 financial statements are released.

        Regardless of the number of shares you own, it is important that you be present or represented at the meeting. If you are unable to attend the meeting in person, kindly complete, date, sign and return the enclosed form of proxy in the envelope provided for this purpose immediately so that your shares can be voted at the meeting in accordance with your instructions.

Yours truly,

"David Sutherland-Yoest"

David Sutherland-Yoest
Chairman and Chief Executive Officer

1122 INTERNATIONAL BLVD., SUITE 601
BURLINGTON, ONTARIO CANADA L7L 6Z8

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 29, 2004

        Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Waste Services, Inc. (the "Corporation") will be held at the Holiday Inn, Halton Room West, 2525 Wyecroft Road, Oakville, Ontario, Canada on Wednesday, December 29, 2004 at 10:00 a.m. (Toronto time) for the following purposes:

(1)
To elect two (2) Class I directors, each to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2)
To transact such further and other business as may properly come before the Annual Meeting or any adjournment thereof.

        The accompanying proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by management of the Corporation for use at the Annual Meeting. The Proxy Statement provides additional information relating to the matters to be addressed at the Annual Meeting. A form of proxy also accompanies this notice.

        The record date for the Annual Meeting has been fixed as November 23, 2004. Only holders of common stock and of Special Voting Preferred Stock on that date will be entitled to notice of and to vote at the Annual Meeting. If you hold exchangeable shares of Waste Services (CA) Inc. (formerly Capital Environmental Resource Inc.) on the record date, you will receive a copy of this notice from the holder of the Special Voting Preferred Stock, Computershare Trust Company of Canada (the "Trustee") with instructions on how to direct the Trustee to exercise your vote comprised in the voting rights attached to the Special Voting Preferred Stock.

        Regardless of the number of shares of the Corporation which you own, it is important that you be present or represented at the Annual Meeting. If you are not able to attend the Annual Meeting in person, please exercise your right to vote by signing, dating and returning the enclosed proxy card to American Stock Transfer & Trust Company, 6201 15th Ave., 3rd Floor, Brooklyn, New York 11219 U.S.A by 5:00 p.m. on Thursday, December 23, 2004.

By Order of the Board of Directors
"Ivan R. Cairns"
Ivan R. Cairns Executive Vice President, General Counsel and Secretary
Burlington, Ontario December 3, 2004

1122 INTERNATIONAL BLVD., SUITE 601
BURLINGTON, ONTARIO, CANADA L7L 3Z8

PROXY STATEMENT FOR THE ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 29, 2004

This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about December 3, 2004, in connection with the solicitation by the Board of Directors of Wastes Services, Inc. of proxies to be voted at the annual meeting of stockholders to be held at the Holiday Inn, Halton Room West, 2525 Wyecroft Road, Oakville, Ontario, Canada, on December 29, 2004 and upon any adjournment, for the purposes set out in the accompanying notice.

SUMMARY — QUESTIONS AND ANSWERS

        The following is a summary of certain information contained in this proxy statement (the "Proxy Statement"). This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement. Stockholders should read the entire Proxy Statement, including the annexes. Capitalized terms used in this summary and not otherwise defined shall have the meanings given to them elsewhere in this Proxy Statement.

When will the meeting be held?

        The Annual Meeting will be held on Wednesday, December 29, 2004 at the Holiday Inn, Halton Room West, 2525 Wyecroft Road, Oakville, Ontario, Canada at 10:00 a.m. (Toronto time).

What will I be voting on?

        The Annual Meeting will consider the election of two (2) Class I directors, each to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Who can vote?

        Holders of our common stock and of the Special Voting Preferred Share at the close of business on November 23, 2004 (the "Record Date") will be entitled to one vote for every share. On the Record Date, there were 96,926,711 shares of common stock outstanding and entitled to vote, assuming the exchange of all outstanding Exchangeable Shares not held by us or any subsidiary.

        Computershare Trust Company of Canada, the holder of the Special Voting Preferred Stock, as Trustee, will have the number of votes equal to the number of outstanding exchangeable shares of Waste Services (CA) Inc., (formerly Capital Environmental Resource Inc.) as of the Record Date that are not owned directly or indirectly by us and will vote those shares in accordance with instructions received from the holders of Exchangeable Shares. The holders of the common stock and of the Special Voting Preferred Stock will vote as a single class.

What are the quorum requirements?

        In order to carry out the business at the meeting, there must be a quorum. The holders of a majority of outstanding shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, is a quorum. Common stock and Special Voting Preferred Stock will be considered a single class for purposes of determining whether a quorum is present. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned until a quorum is present or represented. Abstentions are counted as present for the purposes of determining the presence of a quorum.

What number of votes are required for the election of directors?

        Directors are elected by a majority of the shares present in person or represented by proxy at the Annual Meeting who are entitled to vote.

        Abstentions will not be counted in determining the number of votes cast.

        Voting at the Annual Meeting will, unless otherwise directed by the Chairman, be by show of hands.

How do I vote?

        You can either vote in person by attending the Annual Meeting or by proxy whether or not you elect to attend the meeting.

        If you wish to vote by proxy, you must complete, sign, date and return the enclosed proxy card to American Stock Transfer & Trust Company, 6201 15th Ave., 3rd Floor, Brooklyn, New York 11219 U.S.A. for receipt by 5:00 p.m. on December 23, 2004.

        Stockholders who hold their shares through a broker and wish to file proxies should follow the directions of their broker with respect to the procedure to be followed.

        If you sign your proxy or broker voting instruction card with no further instructions, your shares of common stock will be voted for the re-election of the nominee directors, and, at the discretion of the proxyholder, on any other matters that properly come before the Annual Meeting or any adjournment thereof.

        The persons named as proxies in the enclosed form of proxy are our officers. If you wish to appoint some other person to represent you at the Annual Meeting, you may do so either by inserting that person's name in the blank space provided in the proxy or by completing another proper form of proxy and submitting it as described earlier in this Summary.

How do I vote if I own Exchangeable Shares?

        You are permitted to instruct the Trustee how to vote your Exchangeable Shares at the Annual Meeting. If you do not give voting instructions to the Trustee, the Trustee will not exercise the voting rights attached to your Exchangeable Shares. You may instruct the Trustee to sign a proxy in your favor or in favor of another person designated by you who will then be eligible to attend and vote at the Annual Meeting or you may appoint the Trustee or another member of our management as your proxy to exercise your voting rights. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign and return the Voting Instruction Card which will be sent to you by the Trustee. The Voting Instruction Card must be completed and returned to Computershare Trust Company of Canada, Corporate Trust Services, 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 for receipt by 5:00 p.m. on December 22, 2004.

Can I change my vote or revoke my proxy after I deliver it?

        If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy by (1) attending the Annual Meeting in person or (2) by filing with us an instrument in writing revoking the proxy and another duly executed proxy bearing a later date. Such proxy and revocation can be mailed as follows: Waste Services, Inc., 1122 International Blvd., Suite 601, Burlington, Ontario L7L 6Z8, Canada, Attention: Corporate Secretary, or delivered to the Corporate Secretary at any time prior to the taking of the vote to which such proxy relates, or in any other manner permitted by law. If you hold your shares through a broker, you may revoke a proxy or voting instruction given to the broker who holds your shares at any time by written notice to them.

        If you are the holder of Exchangeable Shares, you can change your vote or revoke your instructions in accordance with the instructions set out in the letter you will receive from the Trustee.

Where can I find more information about Waste Services?

        We have filed annual and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC") under the United States Securities Exchange Act of 1934. You may read and copy this information and obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC, including us. The address of that site is http://www.sec.gov.

        You can also find information about us on our website http://www.wasteservicesinc.com. Information on our website does not form a part of this Proxy Statement.

PROPOSAL — ELECTION OF DIRECTORS

        The Board of Directors (the "Board of Directors" or the "Board") is divided into three (3) classes, Class I, II and III. Each initial director in Class I holds office until the annual meeting of stockholders in 2004, each initial director in Class II holds office until the annual meeting of stockholders in 2005 and each initial director in Class III holds office until the annual meeting of stockholders in 2006. Other than the initial directors, each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected and until their respective successors are duly elected and qualified. Two of the current directors, David Sutherland-Yoest and Gary W. DeGroote, are initial Class I directors whose terms expire at the Annual Meeting.

        Each of the directors whose initial terms have expired are nominated for re-election to the Board of Directors. Each nominee has consented to be named in this Proxy Statement and has agreed to serve as a member of the Board if elected.

        More information about each of the Nominees is available below in the section of this Proxy Statement titled "Directors of the Corporations".

        The Board of Directors recommends a vote for each of the nominees to the Board of Directors.

INFORMATION REGARDING DIRECTORS

Directors of the Corporation

        The following table sets forth information as of October 31, 2004, with respect to our directors, including their service as directors of our predecessor Waste Services (CA) Inc. (formerly Capital Environmental Resource Inc.). Two (2) of our current directors are nominees for re-election at the Annual Meeting as Class I directors.

Name	Age	Director Since	Position
Class I — Term Expires 2004
Gary W. DeGroote*(3)	49	September 6, 2001	Director
David Sutherland-Yoest*	48	September 6, 2001	Chairman and Chief Executive Officer
Class II — Term Expires 2005
Lucien Rémillard	57	September 6, 2001	Director
Jack E. Short(1)(2)	63	July 28, 2004	Director
Class III — Term Expires 2006
Wallace L. Timmeny(1)(2)(3)	67	July 28, 2004	Director
Michael J. Verrochi(1)(2)	64	July 28, 2004	Director
Nominees of Kelso
George E. Matelich(2)	48	June 19, 2003	Director
Michael B. Lazar(3)	35	May 6, 2003	Director

*
Nominee for re-election.

(1)
Member of the Audit Committee.

(2)
Member of the Governance Committee.

(3)
Member of the Compensation Committee.

        David Sutherland-Yoest has been Chairman and Chief Executive Officer and a director since September 6, 2001. Mr. Sutherland-Yoest also held the position of Chairman and Chief Executive Officer of H2O Technologies, Ltd., a water purification company, from March 2000 to October 2003 and served as a director of H2O Technologies, Ltd. from March 2000 to January 2004. Mr. Sutherland-Yoest served as the Senior Vice President — Atlantic Area of Waste Management, Inc. from July 1998 to November 1999. From

August 1996 to July 1998, he was the Vice Chairman and Vice President — Atlantic Region of USA Waste Services, Inc., or USA Waste and the President of Canadian Waste Services, Inc., which, during such time, was a subsidiary of USA Waste. Prior to joining USA Waste, Mr. Sutherland-Yoest was President, Chief Executive Officer and a director of Envirofil, Inc. Between 1981 and 1992, he served in various capacities at Laidlaw Waste Systems, Inc. and Browning-Ferris Industries, Ltd.

        Gary W. DeGroote has been a director since September 6, 2001. Mr. DeGroote has been the President and sole director of GWD Management Inc., a private investment holding company, since 1981. From 1991 to 1995, Mr. DeGroote was President and a director of Republic Environmental Systems Ltd. From 1976 through 1989, Mr. DeGroote served in various positions at Laidlaw Waste Systems Ltd. and its affiliates, including as Vice President and served as a member of the board of directors of Laidlaw Inc. from 1983 to 1989. Mr. DeGroote also serves as a director of Century Business Services, Inc.

        Lucien Rémillard has been a director since September 6, 2001. Mr. Rémillard has been the President and Chief Executive Officer of RCI Environnement Inc., a waste management company, since 1997. From 1981 to 1995, Mr. Rémillard was the President and Chief Executive Officer of Intersan, Inc., a waste management company. Mr. Rémillard has also served as a director of the Greater Montreal Area Comite Paritaire des Boueurs, the organization regulating labor relations for the Montreal solid waste removal industry, since 1983. Mr. Rémillard is also Chairman of the board of directors of Remstar Corporation, an independent distribution and film production company.

        Jack E. Short became a director on July 28, 2004. In July 2001, Mr. Short was appointed by the Federal Bankruptcy court for Northern Oklahoma to act as plan agent in the consolidated bankruptcy of Manchester Gas Storage, Inc., and MGL, Inc. In March 2004, a court order was given to close the case and discharge the plan agent. In June 2002, Mr. Short was appointed to the board of T.D. Williamson, Inc. and serves on the finance and audit committees of that company. Mr. Short is also a director of AAON Inc. and serves as Chairman of its Audit Committee. Mr. Short was a partner at PricewaterhouseCoopers LLP from 1976 to 1981 and was readmitted to the partnership in 1987 and was a partner until his retirement in 2001. From 1981 to 1987, Mr. Short was in private industry. In 1994, Mr. Short was appointed for a five-year term to the Oklahoma Board of Accountancy, serving as its chairman for two of those years.

        Wallace L. Timmeny became a director on July 28, 2004. Mr. Timmeny has been a partner in the law firm of Dechert LLP since 1996. Mr. Timmeny is a past chairman of the Executive Council of the Securities Law Committee of the Federal Bar Association. From 1965 to 1979, Mr. Timmeny was an attorney with the U.S. Securities and Exchange Commission and ultimately the deputy director of its Division of Enforcement.

        Michael J. Verrochi became a director on July 28, 2004. Mr. Verrochi is currently Chairman and Chief Executive Officer of Verrochi Realty Trust and Chairman and Chief Executive Officer of Monadnock Mountain Spring Water. Mr. Verrochi served in senior executive positions, including Executive Vice-President with Browning-Ferris Industries, Inc., a solid waste management company, and as a member of its Board of Directors.

        George E. Matelich has been a director since June 19, 2003. Mr. Matelich has been a Managing Director of Kelso & Company since 1990. Mr. Matelich has been affiliated with Kelso & Company since 1985. Mr. Matelich serves as a director of FairPoint Communications, Inc. and of Optigas, Inc. and as a Trustee of the University of Puget Sound.

        Michael B. Lazar has been a director since May 6, 2003. Mr. Lazar is a Managing Director at Kelso & Company. Mr. Lazar joined Kelso in 1993 and has been involved in the firm's private equity transactions since that time. Prior to joining Kelso & Company, Mr. Lazar worked in the Acquisition Finance Group at Chemical Securities, Inc. (predecessor to JP Morgan Securities, Inc.). Mr. Lazar started his career in the Corporate Finance and Structured Finance Groups at Chemical Bank as an Investment Banking Analyst. Mr. Lazar is also a director of Endurance Business Media, Inc.

INFORMATION REGARDING EXECUTIVE OFFICERS

Executive Officers of the Corporation

        The following table sets forth information regarding our executive officers as of October 31, 2004.

Name	Age	Position	Since
David Sutherland-Yoest	48	Chairman and Chief Executive Officer	September 6, 2001
Charles A. Wilcox	51	President and Chief Operating Officer	July 14, 2004
Ivan R. Cairns	58	Executive Vice-President, General Counsel and Corporate Secretary	January 5, 2004
William P. Hulligan	61	Executive Vice President, North American Operations	June 1, 2003
Mark A. Pytosh	40	Executive Vice-President	February 23, 2004
Ronald L. Rubin	38	Executive Vice President, Chief Financial Officer	September 2, 2003
Brian A. Goebel	37	Vice President, Chief Accounting Officer and Corporate Controller	October 1, 2003

        Certain biographical information regarding each of our executive officers is set forth below.

        Biographical information regarding our Chairman and Chief Executive Officer, David Sutherland-Yoest appears under the section of this Proxy Statement titled "Information Regarding Directors."

        Charles A. Wilcox was appointed our President and Chief Operating Officer on July 14, 2004. Prior to joining us, Mr. Wilcox worked for Waste Management, Inc. from December 1994 where he held the positions of Senior Vice President, Market Planning and Development and prior to that Senior Vice President, Eastern Group.

        Ivan R. Cairns was appointed as Executive Vice President, General Counsel, and Corporate Secretary effective January 5, 2004. Prior to joining us, Mr. Cairns served as Senior Vice President and General Counsel at Laidlaw International Inc. and was Senior Vice President and General Counsel at its predecessor, Laidlaw Inc., for over 20 years. In June 2001, Laidlaw Inc., and four of its direct and indirect subsidiaries, filed voluntary petitions for bankruptcy under the U.S. Bankruptcy Code and also commenced Canadian insolvency proceedings. In June 2003, these companies emerged from bankruptcy and the Canadian insolvency proceedings.

        William P. Hulligan was appointed Executive Vice President, North American Operations on June 1, 2003. Mr. Hulligan was a consultant for Waste Management, Inc. from 1997 to May 2003. He has extensive operational and executive experience having held several positions throughout his 20-year career with Waste Management, Inc. Mr. Hulligan was an Executive Vice President from 1996 to 1997 at Waste Management, Inc. and prior to that he served as a Vice President.

        Mark A. Pytosh was appointed Executive Vice President effective February 23, 2004. Prior to joining us, Mr. Pytosh was a Managing Director in Investment Banking at Lehman Brothers where he focused on working with clients in the industrial sector, including leading the firm's banking efforts in the solid waste industry. Before joining Lehman Brothers in 2000, Mr. Pytosh had 15 years of investment banking experience at Donaldson, Lufkin & Jenrette and Kidder, Peabody.

        Ronald L. Rubin was appointed as Executive Vice President and Chief Financial Officer effective September 2, 2003. Prior to joining us, Mr. Rubin, a Certified Public Accountant, held the position of Vice President, Chief Accounting Officer and Controller, for Paxson Communications Corporation, which owns and operates a broadcast television distribution system in the United States and the PAX TV network. Prior to joining Paxson, Mr. Rubin held the position of Vice President, Controller for AutoNation Inc., a Fortune 100 company and the former parent of Republic Services, Inc., a provider of solid waste collection, transfer and disposal services in the United States.

        Brian A. Goebel was appointed Vice President, Chief Accounting Officer and Corporate Controller effective October 1, 2003. From December 1999 until joining us, Mr. Goebel, a Certified Public Accountant, held the position of Assistant Controller, ANC Rental Corporation, which owned Alamo and National Car Rental. From January 1997 to December 1999, Mr. Goebel was a Director of Corporate Accounting for AutoNation, Inc. Prior

to joining AutoNation, Inc., Mr. Goebel spent eight years in the Business Assurance practice of Coopers & Lybrand, LLP.

Legal Proceedings to which Directors or Executive Officers are a Party

        On July 19, 2004, Waste Management, Inc. filed a suit in the District Court of Harris County, Texas against our President and Chief Operating Officer, Charles A. Wilcox, for breach of contract, including breach of a non-competition agreement, and for a temporary and a permanent injunction. Mr. Wilcox is presently subject to a temporary order restraining him from engaging in certain activities adverse to the interests of Waste Management, Inc.

Meetings and Board Committees

        The Board of Directors held a total of 12 meetings during the 2003 fiscal year. All of our current directors, other than Lucien Rémillard, attended at least 75% of the total number of meetings of the Board and of all committees on which such director served during the 2003 fiscal year.

        The Board currently has three standing committees: the Audit Committee, the Governance Committee and the Compensation Committee.

The Audit Committee

        On August 11, 2004, following completion of the migration transaction pursuant to which we became the parent company of Waste Services (CA) Inc. (the "Migration"), Jack E. Short, Wallace L. Timmeny and Michael J. Verrochi were appointed to the Audit Committee and Jack E. Short was named the Chair. Each of the members of the Audit Committee is independent as defined in Rule 4200 (a) (15) of the National Association of Securities Dealers' listing standards.

        The Board has determined that Jack E. Short, an independent director, is the financial expert serving on the Audit Committee.

        The Board has adopted a written charter for the Audit Committee setting out its duties. A copy of the charter is attached to the Proxy Statement as Appendix A and may also be accessed on our website at http://www.wasteservicesinc.com.

        The Audit Committee is responsible for overseeing our accounting and financial reporting process and for the audit of our financial statements. The Audit Committee retains our independent auditors, determines their compensation, establishes and reviews processes for ensuring the independence of our auditors, and oversees the work of the independent auditor. All non-audit services to be provided by our independent auditor must be pre-approved by the Audit Committee.

        Our financial statements, both annual and quarterly included in our reports on Forms 10-K and 10-Q are reviewed by the Audit Committee before they are filed or publicly released. The Audit Committee reviews the effectiveness of our disclosure controls and procedures and the disclosure made by our CEO and CFO during their certification of our Form 10-K and 10-Q, as well as the quality, adequacy and effectiveness of our internal controls over financial reporting.

        Prior to the Migration, the members of the Audit Committee of Waste Services (CA) Inc. were George E. Matelich, Gary W. DeGroote and Don A. Sanders. George E. Matelich was the Chair. The Audit Committee of Waste Services (CA) Inc. reviewed the audited financial statements of Waste Services (CA) Inc. for the 2003 fiscal year. As a result, the report of the Waste Services (CA) Inc. Audit Committee appears in the section of this Proxy Statement titled "Audit Committee Report". The Audit Committee of Waste Services (CA) Inc. met two (2) times during the 2003 fiscal year.

The Governance Committee

        The Governance Committee was established effective August 11, 2004 following completion of the Migration. George E. Matelich, Jack E. Short, Wallace L. Timmeny and Michael J. Verrochi were appointed to the Governance Committee at that time and George E. Matelich was appointed the Chair. Each of the members of the Governance Committee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standard. As the Governance Committee was not formed until the Migration, it had no meetings in the 2003 fiscal year.

        The Board has adopted a written charter for the Governance Committee setting out its duties. A copy of the charter may be accessed on our website at http://www.wasteservicesinc.com.

        The Governance Committee is responsible for assisting the Board in identifying qualified individuals to serve as board members and will be responsible for recommending the director nominees for election at each annual meeting of the stockholders commencing with our 2005 annual meeting. The Governance Committee with also identify directors to serve as members of the Audit Committee, the Compensation Committee and the Governance Committee. The Committee leads the Board in its annual performance self-evaluation. Monitoring compliance with our Code of Business Conduct is also the responsibility of the Governance Committee.

        Our Amended and Restated By-laws set out the procedure to be followed for stockholders to put forward nominees for directors at an annual meeting. In order for a person or persons nominated by a stockholder for election as a director to be brought before the annual meeting, a notice setting out the nominees must be submitted to Waste Services, Inc., 1122 International Blvd., Suite 601, Burlington, Ontario L7L 6Z8 Att: Corporate Secretary, not less than 60 and no more than 90 days prior to the anniversary date of the annual meeting for the preceding year. The By-laws set out different time frames for stockholders to submit director nominees if the annual meeting is not held within the 30 days before or 30 days after the date of the prior year's meeting. The By-laws also detail the contents of the statement which must accompany the stockholder notice, including the name of the stockholder and director nominee(s), the number and class of all shares held by each of the stockholder nominating directors and the nominee(s), certain background information regarding the nominee(s) and the nominee(s) consent to serve as a director.

The Compensation Committee

        The Compensation Committee was established effective August 11, 2004 following completion of the Migration. Wallace L. Timmeny, Gary W. DeGroote and Michael B. Lazar were appointed to the Compensation Committee at that time and Wallace L. Timmeny was appointed the Chair.

        The Compensation Committee has overall responsibility for evaluating and making recommendations to the Board regarding the compensation to be paid to our directors and our Chief Executive Officer and for approving the total compensation paid to other executives.

        The Compensation Committee also reviews and makes recommendations to the Board regarding all equity-based and incentive compensation plans for our directors and employees.

        Prior to the Migration, the members of the Compensation Committee of Waste Services (CA) Inc. were Gary W. DeGroote, Lucien Rémillard and Don A Sanders. Gary W. DeGroote was the Chair. The Compensation Committee of Waste Services (CA) Inc. was responsible for overseeing the compensation paid to the named executive officers of Waste Services (CA) Inc. for the 2003 fiscal year. As a result, the report of the Waste Services (CA) Compensation Committee appears in the section of the Proxy Statement titled "Compensation Committee Report". The Compensation Committee of Waste Services (CA) Inc. met two (2) times during the 2003 fiscal year.

Communications to the Board of Directors

        Communications from stockholders to our directors may be sent in writing to: Attention: Chair, Governance Committee, c/o Corporate Secretary, 1122 International Blvd., Suite 601, Burlington, Ontario L7L 6Z8. All communications received will be forwarded to the Board member identified in the communication.

Board Members' Attendance at Annual Meeting

        We do not have a policy requiring Board members to attend the annual meeting. Four (4) of the seven (7) members of the board of Waste Services (CA) Inc. attended the annual meeting held in December 2003.

EXECUTIVE COMPENSATION

        The following sections of this Proxy Statement set forth and describe the compensation paid or awarded to our directors and named executive officers during the 2003 fiscal year.

Compensation Paid to Named Executive Officers

        The following table provides information relating to compensation for the last three years for the person who served as the Chief Executive Officer during the 2003 fiscal year and our four other most highly compensated executive officers serving at the end of 2003. The amounts shown include compensation for services in all capacities that were provided to us and our direct and indirect subsidiaries and predecessors.

Summary Compensation Table
(in thousands of dollars)

Annual Compensation
Long-Term Compensation Awards Securities Underlying Options/SARs
Name and Principal Position	Year	Salary ($)	Bonus ($)
David Sutherland-Yoest Chairman and Chief Executive Officer	2003 2002 2001	223.1 210.2 61.1	428.3 — 61.1	1,000,000 — —
Larry D. Henk President and Chief Operating Officer effective July 11, 2003 to July 13, 2004	2003 2002 2001	188.3 — —	188.3 — —	1,000,000 — —
Thomas E. Durkin III Executive Vice President, General Counsel and Secretary until January 4, 2004	2003 2002 2001	224.4 160.0 —	321.2 — —	250,000 — —
William P. Hulligan Executive Vice President, North American Operations effective June 1, 2003	2003 2002 2001	176.5 — —	175.0 — —	500,000 — —
Ronald L. Rubin Executive Vice President and Chief Financial Officer effective September 2, 2003	2003 2002 2001	98.5 — —	230.0 — —	500,000 — —

        The following table summarizes options granted to the named executive officers during the 2003 fiscal year:

Option/SAR Grants in Last Year

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term
	Number of Securities Underlying Options/SARs Granted (#) Exercisable
			Percent of Total Options/SARs Granted to Employees in Year
Name				Exercise of Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
David Sutherland-Yoest	1,000,000	(1)	18.2%	C$6.96	November 5, 2008	$1,444,953	$3,192,967
Larry D. Henk	1,000,000	(2)	18.2%	$3.89	July 13, 2006	$1,074,735	$2,374,884
Thomas E. Durkin III	250,000	(1)	4.6%	C$6.96	November 5, 2008	$361,238	$798,242
William P. Hulligan	500,000	(3)	9.1%	$3.89	June 19, 2008	$537,368	$1,187,442
Ronald L. Rubin	500,000	(1)	9.1%	$5.23	November 5, 2008	$722,476	$1,596,484

(1)
Exercisable November 5, 2005

(2)
Exercisable July 13, 2004

(3)
Exercisable June 19, 2005

2003 Year-End Option/ SAR Values

        The following table shows the value of unexercised options held by the named executive officers at the end of 2003. No options were exercised by the named executive officers during the 2003 fiscal year.

	Number of Securities Underlying Unexercised Options/SARs at Year End (#)		Value of Unexercised In-the-Money Options/SARs at Year End ($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
David Sutherland-Yoest	—	1,000,000		$1,580,000
Larry D. Henk	—	1,000,000		$3,060,000
Thomas E. Durkin III	250,000	250,000	$737,500	$395,000
William P. Hulligan	—	500,000		$1,530,000
Ronald L. Rubin	—	500,000		$860,000

Directors' Compensation

        On July 15, 2003, the Board of Directors of Waste Services (CA) Inc. authorized option grants to non-employee directors for service on the Board through 2003 of 50,000 options to those directors who served as such throughout 2003, 35,000 options to those directors who were appointed as directors during 2003, an additional 5,000 options for each committee of the Board on which a non-employee director served in 2003 and a further 5,000 options to each non-employee director who served as a chair of a committee of the Board in 2003. All of these options have an exercise price equal to the fair market value of the common shares on the date of their authorization by the Board or Compensation Committee and will vest in full on the first anniversary of the grant date. These options expire upon the earlier of five years after the grant date or one year after the date a director ceases to be a member of the Board (18 months in the case of retirement, death, or mental or physical disability).

        The directors did not receive any other compensation in the 2003 fiscal year for acting as directors.

Employment Agreements

        David Sutherland-Yoest entered into an employment agreement with Waste Services (CA) Inc. on September 7, 2001. The agreement has a term of three years, which term is automatically extended each day by one day from the effective date until notice is given that the employment term will not be extended. Under this employment agreement, Mr. Sutherland-Yoest is entitled to a base salary as determined from time to time by the Board of Directors on the recommendation of the Compensation Committee, plus an annual bonus of up to 100% of his base salary subject to satisfaction of annual performance objectives mutually agreed upon by the Board of Directors and Mr. Sutherland-Yoest at the beginning of each year. The employment agreement provides for the following benefits upon termination: (a) if the agreement is terminated upon death or total disability or by Mr. Sutherland-Yoest within six months following a change of control, Mr. Sutherland-Yoest or his beneficiaries will be paid his base salary for a period of three years from the effective date of termination plus a lump sum payment equal to three times the average of the cash bonuses paid to him in each of the two most recently completed years, he will receive company benefits for a period of three years, and any stock options granted will continue to vest as if Mr. Sutherland-Yoest were still employed; (b) if the agreement is terminated for cause, Mr. Sutherland-Yoest will be entitled to receive all accrued but unpaid base salary, expenses and any earned benefits; (c) if the agreement is terminated by Mr. Sutherland-Yoest voluntarily, Mr. Sutherland-Yoest will be entitled to receive any accrued but unpaid base salary, expenses and any earned benefits; and (d) if the agreement is terminated without cause, Mr. Sutherland-Yoest will continue to receive his base salary and will receive company benefits until the first anniversary of the effective date of termination, and any stock options will vest and be exercisable until the end of the option term as set out in the option grant. Mr. Sutherland-Yoest's employment agreement also provides for other customary benefits and perquisites and prohibits him from competing with us during the term of his employment and for a specified period following termination.

        Larry D. Henk entered into an employment agreement effective as of July 11, 2003 for an indeterminate term. Under the employment agreement, Mr. Henk is entitled to a base salary of $400,000 or such higher rate as may be determined from time to time by the Board of Directors plus an annual cash bonus of up to 100% of his base salary. The employment agreement provides for the following termination benefits: (a) if the agreement is terminated upon death or total disability, Mr. Henk or his beneficiaries will be paid his base salary for a period of three years from the effective date of termination plus three times his average annual bonus in equal installments over 36 months, he or his dependents will continue to receive company benefits for a period of three years, and any outstanding stock options shall vest in accordance with the terms of our stock option plan then in effect; (b) if the agreement is terminated by us without cause or by Mr. Henk for good reason, as defined in the agreement, Mr. Henk will be paid his base salary for a period of two years from the effective date of termination, plus two times his average annual bonus in equal installments over 24 months, he will continue to receive company benefits for a period of three years and any outstanding stock options shall vest in accordance with the terms of our stock option plan then in effect; (c) if the agreement is terminated by Mr. Henk for good reason or by us without cause and a change of control has occurred within the two-year period preceding or within the one-year period following the effective date of termination, Mr. Henk will be paid a lump sum equal to three times the sum of his base salary at the rate in effect immediately prior to the effective date of termination, and his average annual bonus paid in the three most recently completed years, he will continue to receive company benefits for a period of three years, and any outstanding stock options shall vest and be exercisable in accordance with the terms of our stock option plan then in effect; and (d) if the agreement is terminated for cause or by Mr. Henk voluntarily and without good reason, Mr. Henk is entitled to receive any accrued but unpaid base salary, expenses and any earned benefits. The employment agreement also provides for other customary benefits and perquisites and prohibits Mr. Henk from competing with us during the term of his employment and for a specified period following termination. Mr. Henk's employment was terminated on July 13, 2004.

        William P. Hulligan entered into an employment agreement with us for a two-year term, expiring June 1, 2005. Under the employment agreement, Mr. Hulligan is entitled to receive a base salary of $300,000 and a discretionary annual cash bonus of up to 100% of his base salary. The employment agreement provides for the following termination benefits: (a) if the agreement is terminated upon Mr. Hulligan's death or total disability or by us without cause, we will continue to pay Mr. Hulligan his base salary for the greater of six months or the balance of the term of his employment agreement and all outstanding options granted to Mr. Hulligan prior to his termination shall vest and be exercisable for the remainder of the unexpired term of such options; (b) if the agreement is terminated by us without cause or by Mr. Hulligan within six months following a change of control, Mr. Hulligan will be entitled to the payments described in subsection (a), plus the cash bonus paid to him in the most recently completed year prior to his termination, paid over the same period as his salary continuance; (c) if the agreement is terminated for cause or by Mr. Hulligan voluntarily and without good reason, Mr. Hulligan is entitled to receive any accrued but unpaid base salary, expenses and any unearned benefits. The employment agreement also provides for other customary benefits and perquisites and prohibits Mr. Hulligan from competing with us during the term of his employment and for a specified period following termination.

        Ronald L. Rubin entered into an employment agreement with us effective September 2, 2003. The agreement is for an initial term of two years and automatically renews thereafter for successive one year terms. Mr. Rubin is entitled to receive a base salary of $300,000 and a discretionary annual cash bonus of up to 80% of his base salary. Mr. Rubin also received a one-time payment of $150,000 on signing his employment agreement. The employment agreement provides for the following termination benefits: (a) if the agreement is terminated upon Mr. Rubin's death or total disability or by us without cause or by Mr. Rubin for good reason, Mr. Rubin or his beneficiaries will continue to be paid his base salary for the remainder of his employment term and all outstanding options granted to Mr. Rubin prior to his termination shall vest and be exercisable in accordance with the terms of the stock option plan pursuant to which the options were granted; (b) if the agreement is terminated by us without cause or by Mr. Rubin for good reason and a change of control has occurred within the two year period preceding or within the one year period following the effective date of termination, Mr. Rubin is entitled to receive a lump sum payment equal to his base salary then in effect immediately upon termination and Mr. Rubin's options will vest as described above; (c) if the agreement is terminated for cause or by Mr. Rubin voluntarily and without good reason, Mr. Rubin is entitled to receive any accrued but unpaid base salary, expenses and any unearned benefits. The employment agreement also provides for other customary benefits and perquisites and prohibits Mr. Rubin from competing with us during the term of his employment and for a specified period following termination.

        Thomas E. Durkin, III entered into an Employment Agreement with Waste Services (CA) Inc. on May 1, 2002. The agreement was for a period of two years ending April 30, 2004 and has not been renewed. Pursuant to his Employment Agreement, Mr. Durkin was entitled to receive a base salary of C$225,000 and a discretionary annual bonus of up to 100% of his base salary. Upon termination without cause, Mr. Durkin was entitled to receive the greater of his base salary payable for the remaining term of his Employment Agreement or six months base salary, plus his annual bonus from the previous year (pro-rated). In addition, all options granted to Mr. Durkin prior to his termination vest and are exercisable in accordance with the terms of the option agreement pursuant to which they were granted. If the employment agreement is not renewed at the end of its term, Mr. Durkin is entitled to six months base salary. The employment agreement also provides for other customary benefits and perquisites and prohibits Mr. Durkin from competing with us during the term of his employment and for a specified period following termination.

Compensation Committee Interlocks and Insider Participation

        For the 2003 fiscal year, Don A. Sanders, Gary W. DeGroote and Lucien Rémillard served on the compensation committee of Waste Services (CA) Inc. No member of the Waste Services (CA) Inc. Compensation Committee was an officer or employee.

        Effective March 31, 2003, we entered into a placement agent agreement with Sanders Morris Harris Inc., or SMH, pursuant to which we agreed to pay SMH a fee for the private placement of securities sold through SMH to certain investors. We paid SMH fees of $1.9 million pursuant to the agreement. SMH is a beneficial owner of our common stock and Don A. Sanders, a director at that time, is a principal of SMH.

        In November 2002, we entered into a Put or Pay Disposal Agreement with RCI Environnement Inc., Centres de Transbordement et de Valorisation Nord Sud Inc., RCM Environnement Inc., collectively the RCI Companies, and Intersan Inc., or Intersan, a subsidiary of Canadian Waste Services Inc (now Waste Management of Canada Corp.), pursuant to which we and the RCI Companies agreed to deliver to certain of Intersan's landfill sites and transfer stations in Quebec, Canada, over the first five-year term of the Agreement, 850,000 metric tons of waste per year, and for the next two years after the expiration of the first five-year term, 710,000 metric tons of waste per year at a fixed disposal rate set out in the Put or Pay Disposal Agreement. If we and the RCI Companies fail to deliver the required tonnage, we are jointly and severally required to pay to Intersan, C$23.67 per metric ton for every metric ton below the required tonnage. If a portion of the annual tonnage commitment is not delivered to a specific site, we are also required to pay $8.00 per metric ton for every metric ton below the site specific allocation. Our obligations to Intersan are secured by a letter of credit for C$4.0 million. No payments were made or required to be made to Intersan pursuant to the Put or Pay Disposal Agreement in the period from January 1, 2003 to October 31, 2004. One of our directors, Lucien Rémillard, is also a director of and controls the RCI Companies.

        Concurrently with the Put or Pay Disposal Agreement, we entered into a three-year agreement with Waste Management, Inc. to allow us to deliver up to 75,000 metric tons of non-hazardous waste in the first year and up to 100,000 metric tons in years two and three of the Agreement to Waste Management's landfill in Michigan at negotiated fixed rates per ton.

COMPENSATION COMMITTEE REPORT

        Effective August 11, 2004, following completion of the Migration, our Compensation Committee was reconstituted. The Compensation Committee of Waste Services (CA) Inc., which acted as such during the 2003 fiscal year, has prepared the following report regarding 2003 executive compensation.

        The Compensation Committee's goal is to recruit and retain an executive team of superior talent. To do so, the Compensation Committee attempts to offer competitive and fair compensation that rewards executives for exceptional performance and holds them accountable for the corporation's performance. Particular objective factors that the Compensation Committee believes are important in assessing performance include growth in revenue, earnings before interest, expenses, taxes, depreciation and amortization and earnings per share and growth in overall market share of the non-hazardous, solid waste collection business. More subjective factors the Compensation Committee believes are important in evaluating performance include success in raising capital, integrating newly acquired companies and hiring and retaining key employees.

        The compensation of our executive officers consists primarily of three components: (i) base salary, (ii) bonus, and (iii) stock options. In establishing appropriate levels for base salary, the Compensation Committee considers the market for executives of public companies in businesses comparable to our business, the executive's value to us, including the individual's knowledge, experience and accomplishments, and the level of responsibility assumed. The Compensation Committee also considers the overall contributions made over the past year and previously by particular officers. Annual performance bonuses are based on the Compensation Committee's evaluation of the executive's performance in achieving several specified annual goals. Option grants are designed to reward an executive officer for his/her overall contribution to the corporation and to serve as an incentive to achieve our goal of increasing stockholder value. In 2003, the Chief Executive Officer's base salary was not increased from its 2002 level. His long term incentive compensation was determined based on the successful completion or negotiation during 2003 of several strategic acquisitions which the Board had identified as central to the execution of our long term growth strategy.

        During fiscal year 2003, based on the recommendations of the Compensation Committee, the Board of Directors granted employees a total of 5,493,000 options to purchase common shares, of which 3,250,000 were granted to our named executive officers.

COMPENSATION COMMITTEE OF WASTE SERVICES (CA) INC.
GARY W. DEGROOTE DON A. SANDERS LUCIEN RÉMILLARD

RELATED PARTY TRANSACTIONS

        Other than those listed in this section, we have not entered into any material transactions during the period beginning on January 1, 2003 through October 31, 2004 in which any of our directors, officers or any associate of any director or officer or any predecessor has or had any interest.

        For information regarding related party transactions involving Lucien Rémillard, a director, see the section of this Proxy Statement titled "Executive Compensation — Compensation Committee Interlocks and Insider Participation".

Advisory Services

        In May, 2003, Kelso Investment Associates VI, LP and KEP VI, LLC, or Kelso, affiliates of Kelso & Company, L.P. or Kelso & Co. acquired 55,000 shares of our preferred stock at $1,000 per share and 7,150,000 warrants to purchase shares of our common stock exercisable for $3.00 per share. In connection with the issuance of the preferred shares, we paid Kelso & Co. an advisory services fee of $1.65 million. In February 2004, we also paid Kelso & Co. a $0.5 million fee in connection with services related to the arrangement of the senior secured credit facilities that were entered into on December 31, 2003. Two of our directors are nominees of Kelso & Co. to the Board and are affiliates of Kelso & Co. Both George E. Matelich and Michael B. Lazar are Managing Directors of Kelso & Co.

        Pursuant to the Subscription Agreement entered into with Kelso in May 2003, at the time the preferred shares were issued, we were required to complete the Migration by March 31, 2004 or pay Kelso an increased dividend on the preferred shares and issue additional warrants. In March 2004, Kelso granted us an extension of the time to complete the Migration to June 30, 2004. In June 2004, Kelso granted us a further extension of the time to complete the Migration to July 31, 2004. In accordance with the Subscription Agreement, we reimbursed Kelso for certain expenses incurred by them totaling approximately $36,000 in fiscal 2003 and approximately $13,000 in 2004 to date.

        During 2003, we purchased legal services for less than $0.1 million from Durkin and Durkin. A former named executive officer, Thomas E. Durkin III, is an inactive partner of Durkin and Durkin.

Placement Agent Fees

        On March 31, 2003, we paid Sanders Morris Harris, Inc. or SMH a placement agent fee of approximately $1.9 million in connection with the placement of Series 1 preferred shares.

        SMH acted as placement agent on the issuance of 1,340,000 common shares and were paid a placement agent fee of approximately $2.7 million on April 30, 2004.

        SMH is a beneficial owner of our common stock and Don A. Sanders, a director at the time that the payments were made, is a principal of SMH.

Purchase of Series 1 Preferred Shares

        Certain affiliates of a stockholder holding more than 5% of our shares, and affiliates of certain directors of Waste Services (CA) Inc. at the time were purchasers of Series 1 preferred shares issued in September 2003. An independent committee consisting of David Sutherland-Yoest and George E. Matelich reviewed and approved the terms of issuance of the Series 1 preferred shares in which the stockholder, officers and directors or their affiliates were purchasers.

Lease of Premises

        In 2003, we purchased furnishings and leasehold improvements from H2O Technologies, Ltd. for $0.3 million and assumed a lease of premises from David Sutherland-Yoest. David Sutherland-Yoest, our Chairman and Chief Executive Officer served, until October of 2003, as Chairman and Chief Executive Officer of H2O Technologies, Ltd. and, until January 2004, as a director of H2O Technologies, Ltd. The purchase price was determined based on an appraisal. The lease expires on March 31, 2005 with annual rent and operating costs of less than $0.1 million.

Florida Recycling Acquisition

        On April 30, 2004, we acquired from Mr. Larry Henk, our then President and Chief Operating Officer, 3% of the total issued common stock of Florida Recycling Services, Inc., or FRS which Mr. Henk had acquired prior to his commencing his employment with us. Mr. Henk was paid approximately $3.0 million in cash and was issued 277,500 common shares as consideration. Under an agreement with the sellers of FRS entered into prior to Mr. Henk's employment, Mr. Henk was paid a fee of approximately $2.5 million by the sellers following the closing of our acquisition of the shares of FRS. In September, 2004 pursuant to an agreement with the sellers of FRS, Mr. Henk agreed to repay $22,500 of the proceeds he received and return 15,000 common shares to us.

Standby Purchase Agreement

        On September 30, 2004 we entered into a standby purchase agreement with Mr. Michael DeGroote, Gary W. DeGroote's father, pursuant to which we may require him to purchase shares of our common stock having an aggregate purchase price of $7.5 million on March 28, 2005. If we exercise the option to put the shares to Mr. DeGroote, the shares will be purchased at 85% of the then average trading price of our common stock and we will grant him a warrant to purchase 10% of the number of shares of common stock purchased by Mr. DeGroote as a result of the exercise of our put right. We paid Mr. DeGroote a commitment fee of $375,000 at the time of entering into the agreement and will pay him a further commitment fee of $375,000 on March 28, 2005 whether or not we exercise our put option. If we elect not to exercise our put right, we will issue a warrant to Mr. DeGroote to purchase 40% of the warrant shares that would have been granted to Mr. DeGroote had we exercised our put option.

STOCK PERFORMANCE GRAPH

        The graph below compares the performance of our common stock (including the common stock of our predecessor Waste Services (CA) Inc.), to the NASDAQ Composite Index and a weighted composite of our peer group (consisting of Waste Management, Inc., Allied Waste Industries, Inc., Republic Services, Inc., Waste Connections, Inc., Casella Waste Systems, Inc., and Waste Industries, Inc.). The graph covers the period June 1999 through December 2003 on an assumed investment of $100.00, assuming all dividends were reinvested.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Effective July 22, 2004, in anticipation of the Migration, the Audit Committee appointed BDO Seidman LLP, BDO Dunwoody LLP's US affiliate, as our independent auditors for the 2004 fiscal year. A representative of BDO Seidman LLP will not be in attendance at the 2003 Annual Meeting.

        PricewaterhouseCoopers LLP ("PwC"), Toronto, Ontario audited the Consolidated Financial Statements of our predecessor Waste Services (CA) Inc. for each of the two years ended December 31, 2002 and December 31, 2001. In February 2003, PwC informed Waste Services (CA) Inc. that PwC declined to stand for reelection as its independent accountants. The report of PwC on Waste Services (CA) Inc.'s Consolidated Financial Statements for the two years in the period ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

        In connection with their audits for the years ended December 31, 2002 and 2001, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years. During the year ended December 31, 2002, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        On October 7, 2003, the Audit Committee of the Board of Directors approved the engagement of BDO Dunwoody LLP ("BDO"), Toronto, Ontario to act as independent accountants to audit the financial statements of Waste Services (CA) Inc. for the year ending December 31, 2003. During the years ended December 31, 2001 and 2002 and through the date of BDO's appointment, we did not consult with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement, as contemplated by Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

        Audit fees were $385,000 in 2003 and nil in 2002 for BDO. Audit fees were $366,000 in 2003 and $345,000 in 2002 for PWC.

Audit-Related Fees

        Audit-related fees were $11,000 in 2003 and nil in 2002 for BDO. Audit-related fees were $534,000 in 2003 and $69,000 in 2002 for PWC. These fees were incurred in connection with certain financing transactions and due diligence costs for potential acquisitions.

Tax Fees

        Tax fees were $4,000 in 2003 and nil in 2002 for BDO. Tax fees were $92,000 in 2003 and $125,000 in 2002 for PWC. These fees primarily relate to the preparation of our tax returns as well as tax related due diligence on potential acquisitions.

All Other Fees

        All other fees were nil in 2003 and 2002 for both BDO and PWC.

        The Audit Committee approves all audit, audit-related services, tax services and other services provided by our independent accountants. Any services provided by the independent accountants that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimus exception prior to the completion of an audit engagement. In 2003, none of the fees paid to BDO were approved pursuant to the de minimus exception.

AUDIT COMMITTEE REPORT

        Effective August 11, 2004, after completion of the Migration, the Audit Committee was reconstituted. The Audit Committee of Waste Services (CA) Inc., which recommended the approval of the December 31, 2003 financial statements to the Board of Waste Services (CA) Inc. has prepared the following report regarding the 2003 financial statements.

        Management has the primary responsibility for the preparation and integrity of the financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors for fiscal year 2003, BDO Dunwoody LLP, have been responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee assists the Board in overseeing and monitoring the integrity of the financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2003 with management. The Audit Committee also discussed with BDO Dunwoody LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. BDO Dunwoody LLP provided the Audit Committee with the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with BDO Dunwoody LLP their independence.

        Based on these reviews and discussions (and without other independent verification), the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2003 be included in the Annual Report on Form 10-K for filing with the Securities Exchange Commission.

        During 2003, our auditors, PricewaterhouseCoopers LLP, advised that they did not intend to stand for re-appointment as the auditors of Waste Services (CA) Inc.. After conducting a review of the Corporation's audit needs the Audit Committee recommended that BDO Dunwoody LLP be appointed to act as independent auditors for Waste Services (CA) Inc. and its affiliates and consolidated subsidiaries for the fiscal year ending December 31, 2003 to replace PricewaterhouseCoopers LLP.

AUDIT COMMITTEE OF WASTE SERVICES (CA) INC.
GEORGE E. MATELICH GARY W. DEGROOTE DON A. SANDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our shares of common stock and exchangeable shares as of October 31, 2004, by each person or entity that is known by us to own more than 5% of the shares of common stock and/or exchangeable shares. As of such date, the number of issued and outstanding shares in our capital stock was 96,926,711, including exchangeable shares of Waste Services (CA) Inc. not owned directly or indirectly by us. Unless otherwise indicated, the address of each beneficial holder listed below is c/o Waste Services, Inc., 1122 International Blvd., Suite 601, Burlington, Ontario L7L 6Z8.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number of Common/Exchangeable Shares	Percentage of Total Issued Common/Exchangeable Shares
Westbury (Bermuda) Ltd.(2)	20,383,355	20.5%
Kelso & Company, L.P.(3)	7,150,000	6.9%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of October 31, 2004 count as outstanding for computing the percentage beneficially owned by the person holding these options or warrants.

(2)
Consists of 17,900,022 common shares and 2,483,333 common shares issuable upon the exercise of warrants. The stockholder of Westbury (Bermuda) Ltd. is Westbury Trust. The trustees of Westbury Trust are Robert Martyn, Gary W. DeGroote and Rick Burdick. The address for Westbury (Bermuda) Ltd. is Victoria Hall, 11 Victoria Street, P.O. Box HM 1065, Hamilton, Bermuda, HMEX.

(3)
Consists of 6,435,000 common shares issuable upon the exercise of warrants issued to Kelso Investment Associates VI, L.P. and 715,000 common shares issuable upon the exercise of warrants issued to KEP VI, LLC. Kelso Investment Associates VI, L.P. and KEP VI, LLC are affiliates of Kelso & Company, L.P.

        Information regarding share ownership as of October 31, 2004 (except where otherwise noted) of the individuals who served as directors and named executive officers of Waste Services (CA) Inc. during 2003 is set forth below:

Name	Outstanding Shares(1)	% of Shares(2)
David Sutherland-Yoest(3)	4,466,362	4.6
Lucien Rémillard(4)	3,073,497	3.2
Gary W. DeGroote(5)	2,385,000	2.5
Larry D. Henk(6)	1,397,500	1.4
Don A. Sanders(7)	1,276,999	1.3
R. John (Jack) Lawrence(8)	1,141,250	1.2
George E. Matelich(9)	774,697	*
Stanley A. Sutherland(10)	250,000	*
William P. Hulligan	140,000	*
Ronald L. Rubin	*	*
Thomas E. Durkin III	*	*
All executive officers and directors serving in fiscal 2003 as a group (11 persons)

*
Less than one (1%) percent.

(1)
In general, a person who has voting power or investment power with respect to securities is treated as a beneficial owner of those securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days of October 31, 2004 count as outstanding for computing the percentage beneficially owned by the person holding these options or warrants.

(2)
Percentages based upon 96,926,711 common shares outstanding as of October 31, 2004, which includes 7,537,410 exchangeable shares of Waste Services (CA) Inc. not owned directly or indirectly by us.

(3)
Consists of 1,949,497 exchangeable shares of Waste Services (CA) Inc. owned by D.S.Y. Investments Ltd., of which Mr. Sutherland-Yoest is the sole director and stockholder, as well as 751,665 common shares owned by Mr. Sutherland-Yoest personally and 1,000,000 common shares issuable upon the exercise of currently exercisable warrants to purchase common shares, 500,000 common shares owned by Mr. Sutherland-Yoest's wife and 265,200 common shares owned by Mr. Sutherland-Yoest's daughter, Christina Sutherland-Yoest, which Mr. Sutherland-Yoest may be deemed to beneficially own. Mr. Sutherland-Yoest disclaims beneficial ownership with respect to the shares owned by his wife and his daughter.

(4)
Consists of 1,500,000 exchangeable shares of Waste Services (CA) Inc. owned by Historia Investments Inc. and 1,478,497 common shares owned by The Victoria Bank (Barbados) Incorporated. Mr. Rémillard is the controlling stockholder of Historia Investments Inc. and is indirectly the controlling stockholder of The Victoria Bank (Barbados) Incorporated, and is deemed to beneficially own the common shares owned by each such entity and 95,000 common shares issuable upon the exercise of currently exercisable options to purchase common shares issued to Mr. Rémillard. Mr. Rémillard disclaims beneficial ownership of the common shares owned by The Victoria Bank (Barbados) Incorporated and Historia Investments Inc.

(5)
Consists of 2,275,000 exchangeable shares of Waste Services (CA) Inc. owned by GWD Management Inc., and 110,000 common shares issuable upon the exercise of currently exercisable options to purchase common shares issued to Mr. DeGroote. Mr. DeGroote is the controlling stockholder and director of GWD Management Inc.

(6)
Based upon Mr. Henk's beneficial ownership of shares as at July 13, 2004 when he ceased to be an Executive Officer of the Corporation. Consists of 377,500 common shares and 20,000 common shares issuable upon the exercise of warrants held by Mr. Henk personally and 1,000,000 common shares issuable upon the exercise of currently exercisable options to purchase common shares issued to Mr. Henk.

(7)
Based upon Mr. Sanders beneficial ownership of shares as at July 28, 2004 when he ceased to be a director of Waste Services (CA) Inc. Consists of 1,139,142 common shares over which Mr. Sanders has sole voting and sole dispositive power, 26,605 common shares over which Mr. Sanders has shared voting and dispositive power, 2,252 common shares issuable upon the exercise of currently exercisable warrants with respect to which Mr. Sanders has shared dispositive power and 110,000 common shares issuable upon the exercise of currently exercisable options to purchase common shares.

(8)
Based upon Mr. Lawrence's beneficial ownership of shares as at July 28, 2004 when he ceased to be a director of Waste Services (CA) Inc. Consists of 812,500 exchangeable shares of Waste Services (CA) Inc. and 146,250 common shares issuable upon the exercise of warrants owned by Lawrence Venture Fund and 125,000 exchangeable shares of Waste Services (CA) Inc. and 22,500 common shares issuable upon the currently exercisable warrants owned by Lawrence & Company Inc., and 35,000 common shares issuable upon the exercise of currently exercisable options to purchase common shares issued to Mr. Lawrence. Mr. Lawrence disclaims beneficial ownership of the shares owned by Lawrence Venture Fund and Lawrence & Company Inc.

(9)
Consists of 728,797 common shares owned directly by Mr. Matelich, 900 common shares owned by Mr. Matelich's children and 45,000 common shares issuable upon the exercise of currently exercised options to purchase common shares issued to Mr. Matelich. Mr. Matelich disclaims beneficial ownership of the shares owned by his children. Mr. Matelich is a Managing Director of Kelso & Company, L.P. Affiliates of Kelso & Company own currently exercisable warrants to purchase 7,150,000 common shares. Mr. Matelich disclaims beneficial ownership of the shares owned by affiliates of Kelso & Company, L.P.

(10)
Based upon Mr. Sutherland's beneficial ownership of shares as at July 31, 2004 when he ceased to be a director of Waste Services, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As our predecessor, Waste Services (CA) Inc. was a foreign private issuer throughout the 2003 fiscal year, it was not required to comply with the provisions of Section 16(a) of the Securities Exchange Act of 1934.

OTHER MATTERS

        We do not intend and our directors do not intend to bring any other matters before the Annual Meeting and do not presently know of any other matters that will be presented by others for action at the Annual Meeting. If any other matters do properly come before the Annual Meeting, a properly executed proxy will be voted on such matters in accordance with the best judgment of the persons authorized in the proxy and the discretionary authority to do so included in the proxy.

        We will bear the cost of this solicitation. Proxies will be solicited primarily by mail but may also be solicited personally by our directors or officers, without additional consideration.

OTHER INFORMATION

Delivery of Documents to Security Holders Sharing an Address

        Only one Proxy Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a security holder at a shared address to which a single copy of the documents was delivered.

        To request separate delivery of these materials now or in the future, a security holder may submit a written request to: 1122 International Blvd, Suite 601 Burlington, Ontario L7L 6Z8 (Attention: Corporate Secretary).

        Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and would like to receive a single copy of such materials may do so by directing their request to us in the manner provided above.

Submission of Stockholder Proposals for the 2005 Annual Meeting

        Eligible stockholders who wish to present a proposal at our next annual meeting must provide notice of their proposal in accordance with the requirements set out in our Amended and Restated By-law. If submitted under our by-laws, we are not required to include the proposal in our proxy materials. If the proposal is submitted for inclusion in the proxy materials pursuant to Rule 14a-8 of the Securities Exchange Act, it must be received at the address noted below no later than August 4, 2005.

        Any such proposal should be mailed to: Corporate Secretary, Waste Services, Inc., 1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8.

Annual Report

        A copy of the 2003 Annual Report on Form 10-K of Waste Services (CA) Inc. is enclosed with this Proxy Statement. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and shall not be deemed to be a part of the materials for the solicitation of proxies.

By Order of the Board of Directors
"David Sutherland-Yoest"
David Sutherland-Yoest Chairman of the Board and Chief Executive Officer

APPENDIX A

WASTE SERVICES, INC.

AUDIT COMMITTEE CHARTER

Purpose

        The Committee is established by the Board of Directors primarily for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

        The Committee is responsible for assisting the Board's oversight of (1) the independent auditor's qualifications and independence, (2) the integrity of the Company's financial statements and related disclosure, (3) the performance of the Company's internal audit function and independent auditor, (4) the effectiveness of the Company's financial risk management and applicable legal and regulatory compliance issues, and (5) the Company's compliance with legal and regulatory requirements.

Composition

  (1)
  Members.    The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board upon the recommendation of the Governance Committee.

  (2)
  Qualifications.    Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of the law and the listing requirements of Nasdaq Stock Market, Inc. At least one member of the Committee must have accounting or related financial management expertise in accordance with the listing requirements of the Nasdaq Stock Market, Inc. The Board shall determine if any member of the Committee is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

  (3)
  Chair.    The Chair of the Committee shall be appointed by the Board upon the recommendation of the Governance Committee.

  (4)
  Removal and Replacement.    The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board upon the recommendation of the Governance Committee.

Operations

  (5)
  Meetings.    The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings. The Committee shall meet separately, periodically, with management, the general counsel, the internal auditors and the independent auditor. The Committee shall also meet separately with the independent auditor at every meeting of the Committee at which the independent auditor is present.

  (6)
  Agenda.    The Chair of the Committee shall develop and set the Committee's agenda, in consultation with other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review. Written minutes of all Committee meetings shall be kept.

  (7)
  Report to Board.    The Committee shall report regularly to the entire Board, including a description of all actions taken by the Committee at each meeting.

  (8)
  Self-Evaluation; Assessment of Charter.    The Committee shall conduct an annual performance self-evaluation and shall report to the entire Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter on an annual basis and recommend any changes to the Board.

Authority and Duties

Independent Auditor's Qualifications and Independence

  (9)
  The Committee shall be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditor employed by the Company, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or related work. The independent auditor shall report directly to the Committee.

  (10)
  The Committee shall have the sole authority to pre-approve any non-audit services to be provided by the independent auditor. The Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

  (11)
  The Committee shall obtain and review with the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor's independence) all relationships between the independent auditor and the Company. The Committee shall, in addition to assuring the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit, consider whether there should be regular rotation of the audit firm.

  (12)
  The Committee shall evaluate the experience, qualifications and performance of the senior members of the independent auditor team.

  (13)
  The Committee shall establish clear hiring policies for employees or former employees of the independent auditor and monitor compliance with such policies.

  (14)
  The Committee is responsible for ensuring its receipt from the independent auditor of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Committee's responsibility for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditor.

Financial Statements and Related Disclosure

  (15)
  The Committee shall review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", before the filing of the Company's Form 10-K and Form 10-Q.

  (16)
  The Committee shall review with management earnings press releases, including the use of any non-GAAP financial information, before they are issued.

  (17)
  The Committee shall review timely reports from the independent auditor on: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties, and management's response, and any significant disagreements with management.

  (18)
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company's disclosure controls and procedures.

  (19)
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company's financial statements.

  (20)
  The Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  (21)
  The Committee shall review disclosures made by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q, including whether any significant deficiencies exist in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data, any material weaknesses exist in internal controls, or any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

Performance of the Internal Audit Function and Independent Auditors

  (22)
  The Committee shall review with management, the internal auditor and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review the internal audit function's organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the principal internal auditor.

  (23)
  The Committee shall review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Company's internal controls and any significant deficiencies or material weaknesses in internal controls.

Risk Management

  (24)
  The Committee shall review policies with respect to risk assessment and risk management, including the Company's major financial risk exposure and steps taken by management to monitor and mitigate such exposure and the effectiveness of the Company's system for monitoring compliance with laws and regulations.

  (25)
  The Committee shall review periodically the Company's tax policies and any pending audits or assessments.

Compliance with Legal and Regulatory Requirements

  (26)
  The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

  (27)
  The Committee shall review with the general counsel the adequacy and effectiveness of the Company's procedures to ensure compliance with its legal and regulatory responsibilities. The Committee shall also review the legal and compliance function's organization, responsibilities, plans, results, budget and staffing.

  (28)
  The Committee shall review all related party transactions on an ongoing basis and shall review any potential conflict of interest situations where appropriate.

  (29)
  The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law.

  (30)
  The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with all applicable legal and regulatory requirements.

        The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee may retain counsel, auditors or other advisors, in its sole discretion. The Committee shall be given the resources, and shall determine the funding requirements, for the payment of compensation to the independent auditor and any advisers employed by the Committee, and the payment of the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Clarification of Audit Committee's Role

        The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company's independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

WASTE SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 29, 2004
(the "Annual Meeting")

This Proxy should be read in conjunction with the Proxy Statement pertaining thereto.

The undersigned, being a holder of shares of common stock or Special Voting Preferred Stock of WASTE SERVICES, INC., hereby appoints Ivan R. Cairns, or failing him, George Boothe, or instead of either of them the person, if any named below as proxyholder, with power of substitution, to attend and vote for the undersigned at the Annual Meeting of stockholders to be held on Wednesday, December 29, 2004, and at any adjournment or postponement:

THE STOCKHOLDER MAY APPOINT A PROXYHOLDER OTHER THAN ANY PERSON DESIGNATED ABOVE (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON THE STOCKHOLDER'S BEHALF AT THE ANNUAL MEETING. IF YOU WISH SOME PERSON TO ACT FOR YOU OTHER THAN THE PERSON(S) NAMED IN THE ABOVE FORM, FILL IN THE NAME OF SUCH PERSON HERE

or as an alternate

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
Election of Directors to serve until the 2007 annual meeting of stockholders of the Corporation:

☐	FOR ALL NOMINEES	NOMINEES:
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O David Sutherland-Yoest O Gary W. DeGroote
☐	FOR ALL EXCEPT (see instructions below)	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

and in their discretion to vote on amendments or variations to matters identified in the Notice of Annual Meeting or such other matters which may properly come before the Annual Meeting or any adjournment thereof.

To be effective, a proxy must be received by American Stock Transfer & Trust Company no later than December 23, 2004 at 5:00 p.m. (New York time), or in the case of any adjournment of the Annual Meeting, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the date to which the Annual Meeting is adjourned.

This Proxy supersedes and revokes any proxy previously given in respect of the Annual Meeting.

IF THIS PROXY IS NOT DATED IN THE SPACE BELOW, IT IS DEEMED TO BE DATED ON THE DATE ON WHICH IT IS MAILED.

On any ballot that may be called for, the securities represented by this Proxy in favor of the person(s) designated by management of the Corporation named in this Proxy will be voted in accordance with the instructions given on this ballot, and if the Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. If no choice is specified in this Proxy with respect to a particular matter identified in the Notice of Annual Meeting, the person(s) designated by management of the Corporation in this Proxy will vote the securities represented by this Proxy in favor of such matters.

Each stockholder has the right to appoint as proxyholder a person (who need not be a stockholder of the Corporation) other than the person(s) designated by management of the Corporation to attend and act on the stockholder's behalf at the meeting. Such right may be exercised by inserting the name of the person to be appointed in the blank space provided in this Proxy or by completing another form of proxy.

This Proxy or such other form of proxy should be completed, dated and signed, and sent in the enclosed envelope or otherwise to American Stock Transfer and Trust Company at 6201 - 15th Avenue, 3rd Floor, Brooklyn, New York 11219.

Signature of Stockholder	Signature of Stockholder
Date	Date
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, DECEMBER 29, 2004
TABLE OF CONTENTS
SUMMARY — QUESTIONS AND ANSWERS
PROPOSAL — ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTORS
INFORMATION REGARDING EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table (in thousands of dollars)
Option/SAR Grants in Last Year
COMPENSATION COMMITTEE REPORT
RELATED PARTY TRANSACTIONS
STOCK PERFORMANCE GRAPH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
OTHER INFORMATION
APPENDIX A WASTE SERVICES, INC. AUDIT COMMITTEE CHARTER